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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 19, 1999
                     ---------------------------------------
                Date of Report (Date of earliest event reported)


                                 CyberCash, Inc.
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             (Exact name of registrant as specified in its charter)

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
           Delaware                 0-27470                   54-725021
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 (State or other jurisdiction     (Commission                 (IRS Employer
       of incorporation)          File No.)                 Identification No.)
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                   2100 Reston Parkway, Reston, Virginia 20191
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               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (703) 620-4200
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                                 Not applicable
               --------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

      On August 19, 1999, CyberCash, Inc. (the "Company") issued and sold pursuant to a shelf takedown under the Company's Registration Statement on Form S-3 (SEC File No. 333-79943) an aggregate of 1,643,836 shares of the Company's common stock, par value $.001 per share, and warrants to purchase 164,384 shares of common stock. The purchase price for the common stock was $9.125 per share and the exercise price for the warrants is initially equal to $11.40622 per share. A prospectus supplement was filed in connection with the transaction on August 19, 1999 under Securities Act Rule 424(b).

      The Company reserved additional shares of common stock to be issued in the event that the average of the closing bid prices of the common stock as reported on Nasdaq for the ten consecutive trading days immediately preceding August 19, 2000 (the "One-Year Price") is less than $9.125 per share. In that event, the Company is obligated to issue a number of additional shares equal to the difference between $9.125 and the One-Year Price and to reduce the exercise price of the warrants.




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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        4.1  Stock Purchase Agreement dated August 19, 1999

        4.3  Stock Purchase Warrant dated August 19, 1999

        4.5  Form of Additional Stock Purchase Warrant

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CyberCash, Inc.

Date:  August 23, 1999                 By:   /s/ Dennis N. Cavender
                                         --------------------------
                                         Dennis N. Cavender
                                         Chief Financial Officer




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                                  EXHIBIT INDEX
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Exhibit No.         Description
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
4.1                Stock Purchase Agreement dated August 19, 1999

4.3                Stock Purchase Warrant dated August 19, 1999

4.5                Form of Additional Stock Purchase Warrant
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